Advanced Emissions Solutions Completes Sale of Marshall Mine to Caddo Creek Resource Company
Streamlined balance sheet will better support operational focus on growth plans

GREENWOOD VILLAGE, Colorado, March 29, 2023 - GlobeNewswire - Advanced Emissions Solutions, Inc. (NASDAQ: ADES) (the "Company" or "ADES"), a leader in environmental solutions for power generation, industrial and municipal water purification markets, today announced that it closed its previously announced transaction to sell Marshall Mine LLC, the entity that owns the former lignite mine currently being reclaimed, located in Marshall, Texas ("Marshall Mine"), to Caddo Creek Resources Company, L.L.C. ("Caddo Creek")
The Company paid $2.2 million to Caddo Creek in exchange for Caddo Creek’s assumption of the Company’s $4.9 million asset retirement obligation related to the mine. The Company will recognize a gain of approximately $2.7 million related to this transaction.
"I am pleased to announce the closing of our Marshall Mine sale to Caddo Creek, which fortifies our balance sheet and further de-risks the organization," said Greg Marken, CEO of ADES. "Since acquiring Marshall Mine in 2020, working with our partners at Caddo Creek, we have completed a significant portion of the reclamation activities that we set out to accomplish and we are proud of the successes that have been achieved. With the transaction complete, we possess a cleaner and stronger balance sheet better suited to execute our growth plans in 2023 and fulfilling our objective of becoming a leading diversified environmental technology company."

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide environmental solutions to customers in the power generation, industrial and municipal water purification markets.

ADA brings together ADA Carbon Solutions, LLC, a leading provider of powder activated carbon ("PAC") and ADA-ES, Inc., the providers of ADA® M-Prove™ Technology. We provide products and services to control mercury and other contaminants at coal-fired power generators and other industrial companies. Our broad suite of complementary products control contaminants and help our customers meet their compliance objectives consistently and reliably.

CarbPure Technologies LLC, (“CarbPure”), formed in 2015 provides high-quality PAC and granular activated carbon ideally suited for treatment of potable water and wastewater. Our affiliate company, ADA Carbon Solutions, LLC manufactures the products for CarbPure.

FluxSorb, LLC, formed in 2022, is an emerging technology company that introduces highly engineered activated carbons with a focus on the emerging remediation markets. Our vision is to partner with our customers to collaborate, develop and deploy best in class activated carbon solutions to meet even the most extreme challenges.

Arq is an environmental technology business founded in 2015 that has developed a novel process for producing specialty carbon products from coal mining waste. Arq has the technology and large-scale manufacturing facilities to produce a micro-fine hydrocarbon powder, Arq powder™, that can be used as a feedstock to produce activated carbon and as an additive for other products.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. When used in this press release, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. These forward-looking statements may relate to such matters such as optimizing cash flows and maximizing shareholder value. These forward-looking statements involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to: risks related to our results of operations and business generally; the rate of coal-fired power generation in the United States; timing of new and pending regulations and any legal challenges to or extensions of compliance dates of them, the U.S. government’s failure to promulgate regulations that benefit our business; changes in laws and regulations; Internal Revenue Service interpretations or guidance, accounting rules, any pending court decisions, prices, economic conditions and market demand; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start up and operational difficulties; competition within the industries in which the Company operates; loss of key personnel; ongoing effects of the COVID-19 pandemic and associated economic downturn on operations and prospects; as well as other factors relating to our business, as described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC. You are cautioned not to place undue reliance on the forward-looking statements and to consult filings ADES has made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business. The forward-looking statements speak only as to the date of this press release, and the Company does not undertake any obligation to update its forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Source: Advanced Emissions Solutions, Inc.
Investor Contact:
Alpha IR Group
Ryan Coleman or Chris Hodges
312-445-2870
ADES@alpha-ir.com